                       W. R. GRACE & CO. AND SUBSIDIARIES
                            PROFORMA AND PROSPECTIVE
                              FINANCIAL INFORMATION

                       W. R. GRACE & CO. AND SUBSIDIARIES
                 PROFORMA AND PROSPECTIVE FINANCIAL INFORMATION

The following proforma and prospective financial information (the "FINANCIAL
INFORMATION") was prepared for the sole purpose of evaluating the feasibility of the proposed Plan of Reorganization (as such plan may be amended or modified, the "PLAN") of W. R. Grace & Co. and Subsidiaries ("GRACE") under Chapter 11 of the United States Bankruptcy Code (the "BANKRUPTCY CODE"). The Financial
Information reflects Grace's estimate of its expected consolidated financial position, results of operations, and cash flows as if the Plan were adopted as proposed. The Financial Information was prepared on the basis of the global operations of Grace, which include certain domestic and international subsidiaries and affiliates that are not debtors under the Bankruptcy Code.

WHILE GRACE BELIEVES THE ASSUMPTIONS UNDERLYING THE PROFORMA AND PROSPECTIVE
FINANCIAL INFORMATION, WHEN CONSIDERED ON AN OVERALL BASIS, ARE REASONABLE IN
LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE IS GIVEN THAT ANY
OF THE FINANCIAL RESULTS WILL BE REALIZED. THIS FINANCIAL INFORMATION SHOULD NOT
BE REGARDED AS A GUARANTEE OR WARRANTY BY GRACE, OR ANY OTHER PERSON, AS TO THE
ACHIEVABILITY OF THE PROFORMA OR PROSPECTIVE FINANCIAL POSITION, RESULTS OF
OPERATIONS, EARNINGS PER SHARE OR CASH FLOWS. GRACE ASSUMES NO OBLIGATION OR
UNDERTAKING TO UPDATE THE FINANCIAL INFORMATION, AND NO COMMENT WILL BE MADE
ABOUT THE FINANCIAL INFORMATION EXCEPT AS REQUIRED BY THE BANKRUPTCY COURT.

All estimates and assumptions underlying the Financial Information were developed by Grace. The assumptions disclosed herein are those that Grace believes are significant to the understanding and evaluation of the Financial
Information. Although Grace believes the assumptions used are reasonable under the circumstances, such assumptions are subject to significant uncertainties such as: the loss of senior management and other key employees; changes in demand for Grace's products; changes in foreign currency exchange rates or interest rates; inflation that differs from that projected; changes in the business, competitive or political environment; technological breakthroughs, product innovations or competitive pricing strategies that negatively affect the profitability of a product or line of business; availability and cost of raw materials, energy and labor; and other factors affecting Grace's operations.
Despite Grace's efforts to foresee and plan for the effects of changes in these circumstances, Grace cannot predict their impact with certainty. Consequently, actual financial results will likely vary from that shown in the Financial
Information, and the variations could be material.

The Financial Information was prepared by Grace in conformity with guidelines promulgated by the United States Securities and Exchange Commission ("SEC") and
the American Institute of Certified Public Accountants ("AICPA"). The Financial
Information has not been audited or reviewed by registered independent accountants.

I.       FINANCIAL INFORMATION PRESENTED

The Financial Information included herein is as follows:

}}       Proforma condensed consolidated balance sheet of Grace as of September
         30, 2004, reflecting the accounting effects of the Plan as if it were effective on that date, under guidance promulgated by the SEC.

}}       Proforma consolidated statements of operations and analysis of continuing operations of Grace for the year ended December 31, 2003 and for the nine months ended September 30, 2004, reflecting the accounting effects of the Plan as if it were in effect at the start of each period presented, under guidance promulgated by the SEC.

}}       Projected condensed consolidated balance sheets of Grace as of December
         31, 2004, 2005 and 2006, as if the Plan were effective at December 31,
         2004, under guidance promulgated by the AICPA, together with historical information as of December 31, 2001, 2002 and 2003.

}}       Projected consolidated statements of operations and analysis of continuing operations of Grace for the years ending December 31, 2004,
         2005 and 2006, as if the Plan were effective on December 31, 2004, under guidance promulgated by the AICPA, together with historical information for the years ended December 31, 2001, 2002 and 2003.

}}       Projected condensed consolidated statements of cash flows of Grace for the years ending December 31, 2004, 2005 and 2006, as if the Plan were effective on December 31, 2004, under guidance promulgated by the
         AICPA, together with historical information for the years ended
         December 31, 2001, 2002 and 2003.

The Plan will be accounted for in accordance with the AICPA Statement of
Position 90-7, "Financial Reporting by Entities in Reorganization Under the
Bankruptcy Code" ("SOP 90-7"). The Financial Information has been prepared in conformity with United States Generally Accepted Accounting Principles consistent with those currently utilized by Grace in the preparation of its consolidated financial statements, except as otherwise noted. The Financial
Information should be read in conjunction with the significant assumptions, qualifications and notes set forth herein and with the audited consolidated financial statements for the year ended December 31, 2003 contained in Grace's
2003 Form 10-K/A, and with Grace's third quarter 2004 Form 10-Q filed with the
SEC in November, 2004. Historical financial information included herein was derived from such SEC documents. The Forms 10-K/A and 10-Q are available from
Grace's website at www.grace.com or from the SEC at www.sec.gov.

II.      SUMMARY OF PRINCIPAL UNDERLYING ASSUMPTIONS

         A.       PROPOSED PLAN OF REORGANIZATION - GENERAL TERMS

         The proposed Plan is considered a "hypothetical assumption" (as defined under AICPA guidance for prospective financial presentations) until such Plan is confirmed by the Bankruptcy Court. The Plan may change significantly as proceedings under Grace's Chapter 11 case further define and measure the claims and liabilities that will be allowed and payable under a confirmed plan. This Financial Information assumes that:

         }}    Grace will satisfy all unresolved asbestos-related claims as outlined in the Plan through the contribution of Grace common stock and warrants, and assets available under certain
               third-party agreements, to an asbestos trust established under
               Bankruptcy Code Section 524(g). The value of such contribution will total approximately $1,613 million, including the estimated cost of trust administration, (such amount being equal to the maximum aggregate asbestos-related liability that would satisfy the conditions precedent set forth in Sections 7.6.1(v) and (w)
               of the Plan). Asbestos claims subject to prepetition judgments or agreements (approximately $76 million) will be resolved as part of general unsecured claims.

         }}    Grace will distribute approximately $1,000 million in cash and
               $131 million in Grace common stock to satisfy all non-asbestos claims payable at the effective date as follows:

               o   Bank debt including accrued interest - $607 million

               o   Environmental remediation - $238 million

               o   Special pension programs - $8 million

               o   Trade accounts payable and litigation - $78 million

               o   Tax claims - $152 million

               o   Fees and other - $48 million

         }}    Grace will satisfy all other non-asbestos liabilities (estimated to be approximately $508 million as of September 30, 2004), as they become due and payable over time ("REINSTATED LIABILITIES").

         }}    Grace will finance the payments noted above (which total $3,329 million) with cash on hand (approximately $150 million); newly issued Grace common stock (approximately $640 million in value);
               value available from Sealed Air Corporation (approximately $985 million in cash and securities) and Fresenius Medical Care
               (approximately $115 million in cash) under litigation settlement agreements; initial borrowings under a new debt facility
               (approximately $800 million); future operating cash flows
               (approximately $508 million); and warrants (initially
               approximating $130 million in value), if required, to fund costs of the asbestos trust

               related to asymtomatic personal injury claims if and when they materialize.

The Grace equity allocated to creditor claims under the Plan approximates $770 million in value. Additional equity of approximately $354 million (based upon the mid-point of the fully-diluted reorganized equity value range) is available to the asbestos trust through the exercise of warrants, if necessary, to satisfy trust costs related to personal injury asymptomatic and other claimants beyond
Grace's effective date estimate. Should the cost of the personal injury asymptomatic and other claimants exceed the total value of the warrants, Grace would be obligated to fund the additional costs with cash.

         B.       PROJECTIONS OF OPERATING RESULTS - GENERAL ASSUMPTIONS

         }}    Methodology - The projections of operating performance were prepared using a strategic planning methodology by each of
               Grace's reportable business segments, Davison Chemicals and
               Performance Chemicals, which were then consolidated. Executive management of Grace reviewed the segment and consolidated results for achievability based on recent historical performance,
               expected economic conditions, investment plans and other relevant factors, and adjusted the strategic plans accordingly to reflect the results of operations and cash flows that are reasonably expected to be achieved over the projection period.

         }}    Business Environment - The operating projections assume the continuation of a stable economic and political environment with variability in global economic activity over the projection period as experienced in a typical business cycle.

         }}    Sales - Consolidated sales are projected to increase
               approximately 6% annually over the projection period (after taking into account added sales from acquisitions completed in
               2004), consistent with Grace's experience over the most recent five-year business cycle. The projections assume that revenue growth will come from the success of Grace's operating strategies and include increasing business with existing customers,
               developing new customers, penetrating new markets,
               commercializing new products and acquiring related businesses.

         }}    Gross Product Margins - Gross margin on product sales (defined as sales less cost of goods sold and depreciation) is assumed to remain relatively constant as a percentage of sales over the projection period and consistent with Grace's past performance.
               Selling price increases through improved product offerings and the success of productivity initiatives are assumed to offset inflation on direct production costs.

         }}    Expenses - Operating expenses which include selling, general administrative and research and development costs are assumed to increase over the projection period based on factors of general inflation,

               business strategy and specific considerations for
               personnel-related costs such as compensation, health care, retirement benefits and insurance.

III.     PROPOSED PLAN OF REORGANIZATION

The proforma financial information of Grace presented herein reflects the accounting effects of the proposed Plan (1) as if it were put in effect on the date of Grace's most recent publicly reported consolidated balance sheet for
September 30, 2004, and (2) as if it were in effect for the historical reporting periods for the year ended December 31, 2003 and for the nine-months ended
September 30, 2004. Such proforma financial statements show how Grace's assets, liabilities, equity and income would be affected by the Plan as follows:

         A.       ADDITIONAL PRE-PETITION EXPENSE AND INSURANCE

         Reflects the accrual of added asbestos and other costs necessary to adjust Grace's balance sheet to assumed allowed claim amounts, including accrued interest, as described in the Plan. Certain amounts are recorded at net payable value, which assumes funding will occur at or near the effective date. Reinstated Liabilities are recorded at estimated amounts payable over time, and on a net present value basis where appropriate. Insurance assets are recorded at the net present value of recoverable amounts from the assumed level of future payments to asbestos claimants. Tax accounts are adjusted accordingly for both added deductible liabilities and insurance income.

         B.       BORROWINGS UNDER NEW DEBT AGREEMENTS

         Reflects the assumed establishment of a new $1,000 million debt facility to fund settled claims payable at the effective date
         (approximately $800 million) and to provide working capital
         (approximately $200 million) for continuing operations. Future periods reflect an assumed 7% interest rate on outstanding borrowings. No such facility currently exists but, in Grace's view based on discussions with prospective lenders, one can be established before the effective date of the Plan.

         C.       FRESENIUS AND SEALED AIR SETTLEMENTS

         Reflects the value, in the form of cash and securities, expected to be realized under each litigation settlement agreement as follows: $115 million of cash from Fresenius Medical Care; and, $985 million of estimated value from Sealed Air Corporation (calculated as of September
         30, 2004) in the form of $512 million of cash plus accrued interest at
         5.5% from December 21, 2002, and 9 million shares of Sealed Air common stock valued at $47 per share. Tax accounts have been adjusted to reflect the satisfaction of Grace's recorded liabilities by way of these third-party agreements. The Fresenius settlement amount will be payable to Grace and will be accounted for as income. The Sealed Air settlement assets will be paid directly to the asbestos trust by Sealed
         Air and will be accounted for as satisfaction of a recorded liability.

         D.       PAYMENT OF REMAINING PRE-PETITION LIABILITIES

         Reflects the accounting for the transfer of funds and securities to settle obligations payable under the Plan at the effective date. Tax accounts are adjusted to reflect the change in nature of Grace's tax assets from predominately temporary differences to predominately time-limited tax net operating losses. Non-asbestos Reinstated
         Liabilities of approximately $508 million are assumed to be paid in cash when due.

         E.       PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

         Reflects the elimination from Grace's historical financial statements of: (1) charges and expenses directly related to Chapter 11, (2) the
         $50.0 million net gain from property litigation recorded in the third quarter of 2004, and (3) the addition of interest and new common shares related to the assumed financing of the Plan.

IV.      PROJECTIONS OF OPERATING RESULTS

The operating projections consider the performance of each reportable business segment (Davison Chemicals and Performance Chemicals) over the past five years and executive management's view of the total revenue and earnings the underlying businesses can achieve over the projection period, given expectations about general economic and specific industry conditions. The segment level projections were prepared on a basis of global business operations, which include certain domestic entities and international subsidiaries and affiliates of Grace that are not debtors under Chapter 11 of the Bankruptcy Code.

         A.       GENERAL ECONOMIC FACTORS

         The Financial Information has been developed assuming that global economic and political conditions will be stable and that the overall sales growth and cost productivity achieved by Grace over the past five years will continue over the projection period. Grace's product portfolio is diversified across several end-use industries and geographic markets. This diversification provides a buffer against adverse changes in any one industry or region and, absent a period of extended recession globally, provides a reasonable basis for projecting sales growth consistent with past experience.

         B.       INDUSTRY FACTORS

         In addition to general economic conditions globally, Grace's sales are affected by the demand for products used in the construction industry
         (primarily non-residential construction), the petroleum refining industry, the food packaging industry (particularly rigid containers), the plastics industry and, to a lesser degree, the automotive, personal care, coatings, pharmaceuticals and biotechnology industries. The average growth rates experienced by these industries over the past five-year business cycle forms the base for Grace's assumed product line growth rates over the projection period.

         C.       INVESTMENT ASSUMPTIONS

         The rate of growth of Grace's sales over the past five years has been influenced by a relatively steady and consistent level of sales from the acquisition of businesses and new products that complement existing product offerings or expand geographic presence. These acquisitions and new products have generally been synergistic by way of leveraging infrastructure, better utilizing sales channels, and accessing new markets with current products. The Financial Information assumes a continuation of this growth strategy through targeted acquisitions, self-constructed added capacity and new product commercialization similar to that which Grace has pursued in the past several years.

         D.       COST INFLATION AND PRODUCTIVITY

         Inflation is projected to average approximately 2% to 3% globally over the projection period based on economic indicators from independent sources. The general increase in costs caused by inflation is assumed to be offset by a combination of sales from new product offerings and productivity improvements from Six Sigma and other cost reduction and efficiency programs, resulting in gross product margins that are consistent over the projection period with those achieved on average by
         Grace over the past five years. Selling and research and development expenses are projected to increase at rates generally above that of average inflation, reflecting investments in programs that are designed to achieve projected sales growth. General and administrative expenses are also expected to increase at an above-average inflation rate reflecting historical trends in these expenses, which includes items like insurance, pensions and professional services.

         E.       FOREIGN CURRENCY EXCHANGE RATES

         Foreign currency exchange rates are assumed to remain consistent with those in effect at September 30, 2004.

         F.       DEPRECIATION AND AMORTIZATION

         Depreciation is projected in two components. Current base depreciation is reduced by about 2% annually through the projection period.
         Depreciation on new capital investments, including a portion from investments in acquired businesses, is projected using an average
         10-year depreciable life. Amortization of identifiable intangible assets acquired in business combinations is also assumed to be over an average 10-year economic life.

         G.       INTEREST EXPENSE AND INTEREST INCOME

         The Financial Information assumes an effective interest rate of 7% on both average debt outstanding over the projection period and on
         Reinstated Liabilities with actual or estimated fixed and determinable payment dates. Interest expense is offset by interest income on the outstanding cash balance at an investment earnings rate of 3%.

         H.       CHAPTER 11 EXPENSES AND CHARGES

         Chapter 11 expenses are projected in 2004 only and reflect an estimate based on past experience and level of activity. This line item also includes the added accruals for asbestos-related claims, environmental claims and other costs necessary to adjust Grace's consolidated balance sheet to reflect liability estimates under the proposed definitions of allowed claims in the Plan. Certain of these costs, such as emergence fees and financing fees, are only payable and accountable when incurred. The liability estimates in the Plan are subject to challenge both in definition and in measurement. Accordingly, Grace will adjust its recorded liabilities for such matters when definitional and measurement uncertainties are resolved by the Bankruptcy Court.

         I.       INCOME TAXES

         Income tax expense is calculated at an effective global rate of 35%
         based on Grace's assumed split of taxable income and interest on debt of approximately 50% in the United States and 50% in the rest of the world.

V.       SIGNIFICANT ACCOUNTING MATTERS AND ASSUMPTIONS

         A.       ACCOUNTING POLICIES

         Refer to Grace's Form 10K/A for the year ended December 31, 2003 incorporated herein by reference.

         B.       CASH AND CASH EQUIVALENTS

         Grace will retain a minimum of approximately $250 million in cash for ongoing business liquidity. A revolving credit facility is assumed to fund, if necessary, working capital and other operating cash requirements that fluctuate with time. For these purposes, access to approximately $200 million in revolving line-of-credit borrowings is assumed to be established as of the effective date. No borrowings under the line of credit facility are assumed during the projection period.

         C.       WORKING CAPITAL

         The projections reflect an annual increase in inventories, accounts receivables and accounts payable consistent with the increase in sales.
         The projections assume a slight lowering of the accounts receivable days sales outstanding with inventory days on hand and accounts payable days outstanding remaining relatively stable.

         D.       PROPERTIES AND EQUIPMENT, NET

         Capital expenditures, including an allocation of assets acquired in business combinations, are assumed to equal annual depreciation over the projection period.

         E.       NET CASH VALUE OF COMPANY OWNED LIFE INSURANCE ("COLI")

         The Financial Information assumes a $22 million conversion of net cash value to cash in the early part of 2005 reflecting a settlement with the Internal Revenue

         Service that would initiate the termination of Grace's broad-based COLI policies. This termination of COLI policies will also result in a tax gain and the utilization of approximately $59 million of Grace's net operating loss carryforwards for federal income tax purposes. The remaining COLI policies are assumed to increase in cash value at approximately 9% annually, consistent with policy terms and past experience.

         F.       ASBESTOS-RELATED INSURANCE

         Grace is entitled to a partial cash reimbursement under existing product liability insurance policies with respect to the cost of its asbestos-related lawsuits and claims. Insurance reimbursements are collectible as the liabilities are satisfied by the asbestos trust. The asbestos-related insurance asset represents the estimated nominal value of amounts expected to be received from solvent carriers under relevant insurance policies, based on the assumed funding levels required for the asbestos trust. The amount also approximates the net present value of future insurance recoveries based on an assumed actuarial profile of future trust payouts.

         G.       DEBT

         Short-term debt represents borrowings under various lines of credit and other miscellaneous borrowings that are assumed to be satisfied shortly after the effective date. Long-term debt assumes an initial $800 million borrowing to fund the Plan. The debt facility is assumed to bear interest at an average of 7% annually. It is assumed that the outstanding balance is retired as cash in excess of minimum working capital needs becomes available and from proceeds under
         asbestos-related insurance policies.

         H.       PENSION LIABILITIES

         The underfunded defined benefit pension liability represents the net present value of the difference between the fair value of pension trust assets and the accumulated benefit obligation of the related pension plans. The projections assume that, except for 2004 where pension plan payments are governed by the Bankruptcy Court, annual pension expense, including the amortization of accumulated experience losses, will be funded in the same year as expensed.

         I.       LIABILITIES SUBJECT TO COMPROMISE THAT ARE REINSTATED

         Liabilities subject to compromise will be discharged at the effective date of the Plan except for the following non-asbestos liabilities that will be reinstated and satisfied in the normal course of business:

         }}    Capital lease obligations of approximately $3 million are assumed to be satisfied under contractual terms.

         }}    Reserves for environmental remediation of approximately $115 million are assumed to be funded based on agreements or
               settlements with relevant governmental agencies and property owners.

         }}    Post-retirement health and pension benefits of approximately $186 million are assumed to be funded as benefit obligations are due under the terms of such arrangements.

                                       10

         }}    Reserves for litigation and contracts of approximately $57 million are assumed to be funded under stated and/or negotiated terms and settlements.

         }}    Reserves for tax and other pass-through contingencies of
               approximately $147 million are assumed to be funded as
               settlements are reached.

         J.       INCOME TAXES

         It is expected that Grace will receive federal and state income tax deductions in the amount equal to the cash and securities transferred to fund asbestos-related and other tax-deductible liabilities. These income tax deductions will result in net operating loss carryforwards
         ("NOLS") for federal income tax purposes. It is assumed that deferred tax liabilities related to core operations will be reduced over time but will be replaced with an equal amount of originating temporary differences. For purposes of the Financial Information, it is assumed that all tax benefits are available upon the effective date, that no valuation allowance is necessary and that no restrictions on NOL utilization will apply. However, the realization of the tax benefits of
         NOL carryforwards depends on the amount and timing of future U.S.
         taxable income and the avoidance of limitation events. These projections assume that sufficient U.S. taxable income will be generated to utilize recorded tax benefits before they expire. It is further assumed that the structuring of the new debt facility will involve the recognition of significant taxable dividends from Grace's foreign subsidiaries. Depending on the timing of such dividends, it is possible that they would have the effect of exhausting some or all of
         Grace's NOLs and thereby limiting the financial benefit. This Financial
         Information assumes that the timing and structure of the Plan will be sufficiently flexible to avoid this effect on Grace's NOLs. In particular, it is assumed that foreign tax credits and/or cash repatriation incentives under the American Jobs Creation Act of 2004, rather than NOLs, will be available to offset such income thereby preserving NOLs to offset future taxable income.

         K.       STOCK OPTIONS

         Grace has granted stock options that upon exercise would add 8.2 million shares to those outstanding and $103 million in conversion proceeds. For purposes of these projections, 6.4 million of options are assumed to be exercised at the effective date, generating $68 million in conversion proceeds. Also, the Financial Information assumes that
         Grace will replace cash-based long-term incentive compensation arrangements with a stock-based plan that will be accounted for as expense at the time of grant.

         L.       WARRANTS

         Under the Plan, Grace will issue warrants to the asbestos trust that are exchangeable into voting common stock for a penny-a-share to fund, if necessary, required payments under the trust arrangements for asymptomatic asbestos claimants. The number of warrants will be equal to (when combined with the initial payment of common stock to the asbestos trust) 50.1% of the value of Grace's equity capital at the effective date after all other dilutive and issued common shares are considered. Warrants will be assumed exchanged, and

                                       11

         therefore dilutive for earnings per share calculations, at the time trust liabilities are determined to be probable and estimable. The
         Financial Information assumes that the net present value of the allowed amount for qualified asymptomatic asbestos personal injury claims is
         $130 million at the effective date. This amount, and any required funding in excess of this amount, will be satisfied with Grace common stock through the exercise of warrants as claims are paid by the asbestos trust.

         M.       COMMON STOCK

         Under the Plan, Grace will issue common stock to partially satisfy certain claims and liabilities. For purposes of this Financial
         Information, such common stock is assumed to be valued at approximately
         $16 per share at the effective date based on the mid-point of the fully diluted reorganized equity value per share range included as part of the Plan of Reorganization, increasing annually by 6%.

====================================================================================================================================
W. R. Grace & CO. AND SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET                                       PROFORMA ADJUSTMENTS
                                                                     -------------------------------------------------
SEPTEMBER 30, 2004                                                    ADDITIONAL  BORROWINGS               PAYMENT OF
                                                       SEPTEMBER 30, PRE-PETITION   UNDER     SEALED AIR/  REMAINING   SEPTEMBER 30,
                                                            2004     EXPENSE AND   NEW DEBT    FRESENIUS  PRE-PETITION     2004
In millions                                             AS REPORTED   INSURANCE   AGREEMENTS  SETTLEMENTS LIABILITIES    PROFORMA
====================================================================================================================================
ASSETS
CURRENT ASSETS

Cash and cash equivalents                                 $   385.1                  $ 800.0      $ 115.0  $ (1,065.0)      $ 235.1
Trade accounts receivable, net                                391.7                                                           391.7
Inventories                                                   237.8                                                           237.8
Deferred income taxes                                          14.1                                                            14.1
Other current assets                                          111.4                                                           111.4
                                                          --------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                                      1,140.1            -       800.0        115.0    (1,065.0)        990.1

Properties and equipment, net                                 623.9                                                           623.9
Goodwill                                                       87.5                                                            87.5
Cash value of company owned life insurance,
  net of policy loans                                          97.1                                                            97.1
Deferred income taxes:
  Net operating loss carryforwards                             75.0                                 (40.0)      200.5         235.5
  Temporary differences                                       514.4        205.0                   (345.0)     (188.0)        186.4
Asbestos-related insurance                                    263.4        236.6                                              500.0
Other assets                                                  285.1                                                           285.1
                                                          --------------------------------------------------------------------------
  TOTAL ASSETS                                            $ 3,086.5      $ 441.6     $ 800.0     $ (270.0) $ (1,052.5)    $ 3,005.6
                                                          ==========================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Short-term debt                                              $ 16.4                                                          $ 16.4
Accounts payable                                              127.7                                                           127.7
Income taxes payable                                           25.0                                              12.5          37.5
Other current liabilities                                     197.1                                                           197.1
                                                          --------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                                   366.2            -           -            -        12.5         378.7

Long-term debt                                                  1.3                    800.0                                  801.3
Deferred income taxes                                          34.1                                                            34.1
Underfunded defined benefit pension liability                 295.9                                                           295.9
Other operating liabilities                                    73.0                                                            73.0
                                                          --------------------------------------------------------------------------
  TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                 770.5            -       800.0            -        12.5       1,583.0

Bank debt/letters of credit/capital leases                    572.8         37.0                               (607.0)          2.8
Liability for asbestos prepetition judgments
  and agreements                                               76.0                                             (76.0)            -
Liability for unresolved asbestos-related
  litigation and claims                                       910.6        702.4                   (985.0)     (498.0)        130.0
Liability for environmental remediation                       346.3          6.9                               (238.2)        115.0
Liability for postretirement health and special pensions      193.8                                              (8.0)        185.8
Liability for accounts payable and litigation                 132.3          3.0                                (78.0)         57.3
Liability for tax claims and contingencies                    201.9                                            (152.0)         49.9
Other nonoperating liabilities, including
  Plan contingencies                                              -        146.1                                (48.4)         97.7
                                                          --------------------------------------------------------------------------
  LIABILITIES SUBJECT TO COMPROMISE                         2,433.7        895.4           -       (985.0)   (1,705.6)        638.5
                                                          --------------------------------------------------------------------------
  TOTAL LIABILITIES                                         3,204.2        895.4       800.0       (985.0)   (1,693.1)      2,221.5

SHAREHOLDERS' EQUITY (DEFICIT)
  Share capital                                               429.7                                             640.6       1,070.3
  Retained earnings and other equity items                   (547.4)      (453.8)          -        715.0           -        (286.2)
                                                        ----------------------------------------------------------------------------
  TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                       (117.7)      (453.8)          -        715.0       640.6         784.1
                                                        ----------------------------------------------------------------------------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)    $ 3,086.5      $ 441.6     $ 800.0     $ (270.0) $ (1,052.5)    $ 3,005.6
====================================================================================================================================

==================================================================================================================================
W.R. GRACE & CO. AND SUBSIDIARIES CONDENSED CONSOLIDATED                    AS REPORTED                      PROJECTED
BALANCE SHEETS                                                              DECEMBER 31,                    DECEMBER 31,
                                                                ------------------------------------------------------------------
AS REPORTED AND PROJECTED
In millions                                                     2001        2002         2003       2004*        2005         2006
==================================================================================================================================
ASSETS
CURRENT ASSETS

Cash and cash equivalents                                     $   192      $   284     $   309    $   300        $ 250     $   250
Trade accounts receivable, net                                    280          303         331        401          425         442
Inventories                                                       180          174         215        224          244         261
Deferred income taxes                                              22           20          31         14           14          14
Other current assets                                               62           49          44         30           28          34
                                                              --------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                        736          830         930        969          961       1,001
Properties and equipment, net                                     589          622         657        650          650         650
Goodwill                                                           56           65          85         85           85          85
Cash value of company owned life insurance,
      net of policy loans                                          75           83          91         75           59          65
Deferred income taxes:
      Net operating loss carryforwards                            100          108          75        212          226         219
      Temporary differences                                       403          466         512        206          171         149
Asbestos-related insurance                                        284          283         269        500          500         232
Other assets                                                      275          235         256        225          228         215
                                                              --------------------------------------------------------------------
      TOTAL ASSETS                                            $ 2,518      $ 2,692     $ 2,875    $ 2,922      $ 2,880     $ 2,616
                                                              ====================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Short-term debt                                                   $ 6          $ 4         $ 7       $ 16          $ -         $ -
Accounts payable                                                   86          100         102        115          127         135
Income taxes payable                                               15           12          16         38           38          38
Other current liabilities                                         126          131         130        126          141         153
                                                              --------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                   233          247         255        295          306         326

Long-term debt                                                    524          539         565        800          780         516
Deferred income taxes                                              21           31          35         34           34          34
Underfunded defined benefit pension liability                      85          298         264        296          265         232
Liability for asbestos-related litigation                         996          973         992        130           77          74
Liability for environmental remediation                           153          201         332        107           94          81
Liability for postretirement health and special pensions          242          222         204        186          164         142
Liability for accounts payable and litigation                     112           88          89         57           32           7
Liability for tax claims and contingencies                        217          228         218         50           30          10
Other liabilities, including Plan contingencies                    77           87          85        171          151         132
                                                              --------------------------------------------------------------------
      TOTAL LIABILITIES                                         2,660        2,914       3,039      2,126        1,933       1,554

SHAREHOLDERS' EQUITY (DEFICIT)
      Share capital                                               434          434         433      1,070        1,133       1,140
      Retained earnings and other equity items                   (576)        (656)       (597)      (274)        (186)        (78)
                                                              --------------------------------------------------------------------
      Shareholders' Equity (Deficit)                             (142)        (222)       (164)       796          947       1,062
                                                              --------------------------------------------------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)    $ 2,518      $ 2,692     $ 2,875    $ 2,922      $ 2,880     $ 2,616
==================================================================================================================================

*  Assumes plan of reorganization effective as of December 31, 2004.

====================================================================================================================================
W. R. GRACE & CO. AND SUBSIDIARIES                                      PROFORMA                            PROFORMA
CONSOLIDATED STATEMENTS OF OPERATIONS                                  YEAR ENDED                       NINE MONTHS ENDED
PROFORMA                                                           DECEMBER 31, 2003                   SEPTEMBER 30, 2004
                                                         ---------------------------------------------------------------------------
                                                            AS          PROFORMA                   AS          PROFORMA
In millions, except per share amounts                    REPORTED     ADJUSTMENTS  PROFORMA      REPORTED     ADJUSTMENTS   PROFORMA
====================================================================================================================================

NET SALES                                                $1,980.5                  $1,980.5      $ 1,670.8                 $1,670.8
                                                         ---------------------------------------------------------------------------
Cost of goods sold, exclusive of depreciation and
     amortization shown separately below                  1,289.8                   1,289.8        1,050.6                  1,050.6
Selling, general and administrative expenses, exclusive
     of net pension expense shown separately below          360.2                     360.2          321.1                    321.1
Depreciation and amortization                               102.9                     102.9           80.4                     80.4
Research and development expenses                            52.0                      52.0           38.8                     38.8
Net pension expense                                          58.1                      58.1           41.5                     41.5
Interest expense and related financing costs                 15.6         39.7         55.3           12.3         28.8        41.1
Other (income) expense                                      (16.7)                    (16.7)         (49.1)        50.0         0.9
Provision for environmental remediation                     142.5       (142.5)           -           20.0        (20.0)          -
Provision for asbestos-related litigation                    30.0        (30.0)           -              -            -           -
                                                         ---------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                                  2,034.4       (132.8)     1,901.6        1,515.6         58.8     1,574.4
                                                         ---------------------------------------------------------------------------
INCOME (LOSS) BEFORE CHAPTER 11 EXPENSES,
     INCOME TAXES AND MINORITY INTEREST                     (53.9)       132.8         78.9          155.2        (58.8)       96.4
Chapter 11 expenses, net                                    (14.8)        14.8            -          (11.8)        11.8           -
Provision for income taxes                                   12.3        (46.5)       (34.2)         (51.9)        20.3       (31.6)
Minority interest in consolidated entities                    1.2                       1.2           (6.4)                    (6.4)
                                                         ---------------------------------------------------------------------------
     NET INCOME (LOSS)                                   $  (55.2)     $ 101.1     $   45.9      $    85.1      $ (26.7)   $   58.4
                                                         ===========================================================================
BASIC EARNINGS (LOSS) PER COMMON SHARE                   $  (0.84)                 $   0.41      $    1.30                 $   0.53
Weighted average number of basic shares                      65.5         45.2        110.7           65.7         45.2       110.9
DILUTED EARNINGS (LOSS) PER COMMON SHARE                 $  (0.84)                 $   0.39      $    1.29                 $   0.49
Weighted average number of diluted shares                    65.5         53.1        118.6           66.0         53.1       119.1
====================================================================================================================================

====================================================================================================================================
W.R. GRACE & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS                             AS REPORTED                                   PROJECTED
AS REPORTED AND PROJECTED                                      YEAR ENDED DECEMBER 31,                    YEAR ENDING DECEMBER 31,
                                                             -----------------------------------------------------------------------
In millions, except per share amounts                        2001        2002         2003        2004*         2005         2006
====================================================================================================================================

NET SALES                                                    $1,723     $ 1,820      $ 1,981      $ 2,236      $ 2,404      $ 2,551
                                                             ----------------------------------------------------------------------
Cost of goods sold, exclusive of depreciation and
     amortization shown separately below                      1,076       1,148        1,290        1,398        1,499        1,583
Depreciation and amortization of operating assets                89          95          103          111          121          131
Selling, general and administrative expenses, exclusive
     of net pension (income) expense shown separately below     340         340          360          450          463          490
Research and development expenses                                50          51           52           52           56           63
Net pension (income) expense                                     (6)         25           58           61           65           67
Interest expense and related financing costs                     37          20           16           14           55           45
Provision for environmental remediation                           6          71          143           20            -            -
Provision for asbestos-related litigation                         -           -           30            -            -            -
Interest accretion of asbestos liability                          -           -            -            -            9            5
Other (income) expense                                          (31)        (22)         (17)         (51)          (6)          (6)
                                                             ----------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                                      1,561       1,728        2,035        2,055        2,262        2,378
                                                             ----------------------------------------------------------------------
INCOME (LOSS) BEFORE CHAPTER 11 EXPENSES,
     INCOME TAXES AND MINORITY INTEREST                         162          92          (54)         181          142          173
Chapter 11 expenses and charges, net                            (16)        (30)         (15)        (394)           -            -
Provision for income taxes                                      (63)        (38)          13          (69)         (47)         (58)
Minority interest in consolidated entities                       (4)         (2)           1           (6)          (7)          (7)
                                                             ----------------------------------------------------------------------
     NET INCOME (LOSS)                                       $   79      $   22      $   (55)     $  (288)        $ 88        $ 108
                                                             ======================================================================
BASIC EARNINGS (LOSS) PER COMMON SHARE                       $ 1.20      $ 0.34      $ (0.84)     $ (4.38)     $  0.77       $ 0.94
Weighted average number of basic shares                      $ 65.3        65.4         65.5         65.7        114.6        115.0
DILUTED EARNINGS (LOSS) PER COMMON SHARE                     $ 1.20      $ 0.34      $ (0.84)     $ (4.36)     $  0.74       $ 0.91
Weighted average number of diluted shares                    $ 65.4        65.5         65.5         66.0        119.0        119.2
====================================================================================================================================

*  Assumes plan of reorganization effective as of December 31, 2004.

====================================================================================================================================
W. R. GRACE & CO. AND SUBSIDIARIES                                          PROFORMA                          PROFORMA
CONSOLIDATED ANALYSIS OF CONTINUING OPERATIONS - PROFORMA                  YEAR ENDED                      NINE MONTHS ENDED
In millions                                                              DECEMBER 31, 2003                SEPTEMBER 30, 2004
====================================================================================================================================
                                                             AS        PROFORMA                    AS          PROFORMA
                                                          REPORTED    ADJUSTMENTS   PROFORMA     REPORTED     ADJUSTMENTS  PROFORMA
                                                         ===========================================================================

Net Sales:
      Davison Chemicals                                   $ 1,039.9                 $ 1,039.9    $  872.5                  $  872.5
      Performance Chemicals                                   940.6                     940.6       798.3                     798.3
                                                         ---------------------------------------------------------------------------
TOTAL GRACE SALES                                         $ 1,980.5      $     -    $ 1,980.5    $1,670.8     $     -      $1,670.8
                                                         ---------------------------------------------------------------------------
PRE-TAX OPERATING INCOME:
      Davison Chemicals                                     $ 118.9                   $ 118.9    $  112.1                  $  112.1
      Performance Chemicals                                   107.9                     107.9       106.0                     106.0
      Corporate Costs:
           Support functions and other                        (30.2)                    (30.2)      (24.5)                    (24.5)
           Pension and performance-related compensation       (47.9)                    (47.9)      (48.1)                    (48.1)
                                                         ---------------------------------------------------------------------------
      Corporate costs                                         (78.1)           -        (78.1)      (72.6)          -         (72.6)
                                                         ---------------------------------------------------------------------------
PRE-TAX INCOME FROM CORE OPERATIONS                           148.7            -        148.7       145.5           -         145.5
PRE-TAX LOSS FROM NONCORE ACTIVITIES                         (190.1)       172.5        (17.6)       12.6       (30.0)        (17.4)
Interest expense                                              (15.6)       (39.7)       (55.3)      (12.3)      (28.8)        (41.1)
Interest income                                                 4.3                       4.3         3.0                       3.0
                                                         ---------------------------------------------------------------------------
           INCOME (LOSS) BEFORE CHAPTER 11
           EXPENSES AND INCOME TAXES                          (52.7)       132.8         80.1       148.8       (58.8)         90.0
Chapter 11 expenses, net                                      (14.8)        14.8            -       (11.8)       11.8             -
Provision for income taxes                                     12.3        (46.5)       (34.2)      (51.9)       20.3         (31.6)
                                                         ---------------------------------------------------------------------------
           NET INCOME (LOSS)                              $   (55.2)     $ 101.1       $ 45.9      $ 85.1     $ (26.7)     $   58.4
====================================================================================================================================
KEY FINANCIAL MEASURES:
      PRE-TAX INCOME FROM CORE OPERATIONS AS A
        PERCENTAGE OF SALES
           Davison Chemicals                                  11.4%                     11.4%       12.8%                     12.8%
           Performance Chemicals                              11.5%                     11.5%       13.3%                     13.3%
           Total Core Operations                               7.5%                      7.5%        8.7%                      8.7%
      PRE-TAX INCOME FROM CORE OPERATIONS BEFORE
        DEPRECIATION AND AMORTIZATION                       $ 251.6                 $  251.6     $ 225.9                   $  225.9
           As a percentage of sales                           12.7%                     12.7%       13.5%                      13.5%
====================================================================================================================================

====================================================================================================================================
W. R. GRACE & CO.
CONSOLIDATED ANALYSIS OF CONTINUING OPERATIONS
AS REPORTED AND PROJECTED                                           AS REPORTED                           PROJECTED
In millions                                                    YEAR ENDED DECEMBER 31,             YEAR ENDING DECEMBER 31,
====================================================================================================================================
                                                             2001       2002        2003        2004*           2005         2006
                                                            ========================================================================
NET SALES:

      Davison Chemicals                                      $ 868     $  939      $1,040      $1,184         $1,304        $1,385
      Performance Chemicals                                    855        881         941       1,052          1,100         1,166
                                                            -----------------------------------------------------------------------
TOTAL GRACE SALES                                            1,723      1,820       1,981       2,236          2,404         2,551
                                                            -----------------------------------------------------------------------
PRE-TAX OPERATING INCOME:
      Davison Chemicals                                        124        129         119         151            160           170
      Performance Chemicals                                     97         99         108         133            140           148
      Corporate Costs:
           Support functions and other                         (38)       (31)        (30)        (47)           (57)          (58)
           Pension and performance-related compensation          5        (16)        (48)        (50)           (50)          (50)
                                                            -----------------------------------------------------------------------
      Corporate costs                                          (33)       (47)        (78)        (97)          (107)         (108)
                                                            -----------------------------------------------------------------------
PRE-TAX INCOME FROM CORE OPERATIONS                            188        181         149         187            193           210
PRE-TAX LOSS FROM NONCORE ACTIVITIES                             3        (75)       (190)          2              -             -
Interest expense                                               (37)       (20)        (16)        (14)           (55)          (45)
Interest accretion of asbestos liability                         -          -           -           -             (9)           (5)
Interest income                                                  4          4           4           -              6             6
                                                            -----------------------------------------------------------------------
           INCOME (LOSS) BEFORE CHAPTER 11
           EXPENSES AND INCOME TAXES                           158         90         (53)        175            135           166
Chapter 11 expenses and charges, net of tax                    (16)       (30)        (15)       (394)             -             -
Provision for income taxes                                     (63)       (38)         13         (69)           (47)          (58)
                                                            -----------------------------------------------------------------------
           NET INCOME (LOSS)                                 $  79     $   22      $  (55)     $ (288)        $   88        $  108
===================================================================================================================================
KEY FINANCIAL MEASURES:
      PRE-TAX INCOME FROM CORE OPERATIONS AS A
        PERCENTAGE OF SALES
           Davison Chemicals                                  14.3%      13.7%       11.4%       12.8%          12.3%         12.3%
           Performance Chemicals                              11.3%      11.2%       11.5%       12.6%          12.7%         12.7%
           Total Core Operations                              10.9%       9.9%        7.5%        8.4%           8.0%          8.2%
      PRE-TAX INCOME FROM CORE OPERATIONS BEFORE
        DEPRECIATION, AMORTIZATION AND NONCASH COMPENSATION  $ 277     $  276      $  252      $  298         $  329        $  356
           As a percentage of sales                           16.1%      15.2%       12.7%       13.3%          13.7%         14.0%
====================================================================================================================================

*  Assumes plan of reorganization effective as of December 31, 2004.

====================================================================================================================================
W. R. GRACE & CO. AND SUBSIDIARIES                                                     AS REPORTED                  PROJECTED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS                                        December 31,                December 31,
                                                                               -----------------------------------------------------
AS REPORTED AND PROJECTED
In millions                                                                     2001      2002      2003     2004*    2005     2006
====================================================================================================================================

OPERATING ACTIVITIES
Income (loss) before Chapter 11 expenses, income taxes and minority interest   $ 162     $  92     $ (54)   $ 181    $ 142    $ 173
   Depreciation and amortization                                                  89        95       103      111      121      131
   Interest accrued/accreted not paid in cash                                     23        15        11       12        9        5
   Loss (gain) on sales of investments and disposals of assets                   (10)       (2)        2        -        -        -
   Provision for environmental remediation                                         6        71       143       20        -        -
   Provision for asbestos-related litigation                                       -         -        30        -        -        -
   Total working capital changes                                                 (64)       22       (42)     (23)     (31)     (21)
   Income taxes paid, net of refunds                                             (28)      (32)      (28)     (32)     (25)     (29)
   Other accruals and non-cash items                                             (61)       11       (15)      13       (9)       7
   Proceeds from asbestos-related insurance                                       79        11        13        6        -      268
   Cash used for non-operating liabilities:
      Expenditures/warrants for asbestos-related litigation                     (110)      (13)      (10)      (8)     (62)      (7)
      Expenditures for environmental remediation                                 (29)      (21)      (11)     (11)     (13)     (13)
      Payments to fund postretirement health and special pensions                (22)      (22)      (13)     (22)     (22)     (22)
      Expenditures for retained obligations of divested businesses                (9)       (4)       (1)      (2)     (25)     (25)
      Payments to fund tax claims and contingencies                                -         -         -        -      (20)     (20)
      Expenditures for nonoperating liabilities and Plan contingencies             -         -         -        -      (20)     (20)
      Chapter 11 expenses paid                                                   (12)      (27)      (18)     (15)       -        -
      Payments of Chapter 11 liabilities with cash under the Plan                  -         -         -   (1,065)       -        -
                                                                               -----------------------------------------------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES                                      14       196       110     (835)      45      427
                                                                               -----------------------------------------------------
Investing Activities
Capital expenditures for property and equipment                                  (63)      (91)      (86)     (76)     (85)     (90)
Businesses acquired, net of cash acquired                                        (84)      (29)      (27)     (66)     (68)     (75)
Other investing activities, net                                                   16         9         4        -        -        -
                                                                               -----------------------------------------------------
   NET CASH USED FOR INVESTING ACTIVITIES                                       (131)     (111)     (109)    (142)    (153)    (165)
                                                                               -----------------------------------------------------
FINANCING ACTIVITIES
Net change in short term and COLI loans/investments                               34        (5)       (3)     (14)      15       (6)
Borrowings under credit facilities, net of repayments and fees                    90        (4)       (2)       -        -        -
Exercise of warrants to satisfy asbestos liability                                 -         -         -        -       62        8
Cash received from exercise of options                                             -         -         -       68        -        -
Borrowings (repayments) under Chapter 11 exit facility, net                        -         -         -      800      (19)    (264)
Cash contributed under Chapter 11 settlement agreements                            -         -         -      115        -        -
                                                                               -----------------------------------------------------
   NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                          124        (9)       (5)     969       58     (262)
Effect of currency exchange rate changes on cash and cash equivalents             (7)       16        29       (1)       -        -
                                                                               -----------------------------------------------------
   INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                -        92        25       (9)     (50)       -
   Cash and cash equivalents, beginning of period                                192       192       284      309      300      250
                                                                               -----------------------------------------------------
   CASH AND CASH EQUIVALENTS, END OF PERIOD                                    $ 192     $ 284     $ 309    $ 300    $ 250    $ 250
====================================================================================================================================

*  Assumes plan of reorganization effective as of December 31, 2004.